EXHIBIT 21


                  BERGEN BRUNSWIG CORPORATION AND SUBSIDIARIES
                  ============================================

                          SUBSIDIARIES OF REGISTRANT


The following is a list of the significant subsidiaries of registrant as of November 30, 1994:

                                                        PERCENTAGE
                                                        OF VOTING
                                                        SECURITIES
                                    STATE OF            OWNED BY
NAME                                INCORPORATION       REGISTRANT
- -------------------------------     -------------       -----------
Durr-Fillauer Medical, Inc.         Delaware               100%

Bergen Brunswig Drug Company        California             (1)

Durr Medical Corporation            Alabama                (1)




(1)  100% owned by Durr-Fillauer Medical, Inc.